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                           PARKER DURYEE ROSOFF & HAFT
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                                                          October 10, 1996

Worldwide Entertainment & Sports Corp.
29 Northfield Avenue
Suite 200
West Orange, NJ 07052

                  Re:      Registration Statement on Form SB-2
                           Under the Securities Act of 1933
                           -----------------------------------

Gentlemen:

         In our capacity as counsel to Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the registration statement on Form SB-2, as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 1,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), (ii) 1,300,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Class A Warrants"), (iii) 1,300,000 Units ("Units") each comprised of one share of Common Stock and one Class A Warrant,
(iv) 1,300,000 shares of Common Stock issuable upon exercise of the Class A Warrants (the "Class A Warrant Stock"), (v) 195,000 shares of Common Stock (the "Over-Allotment Stock"), (vi) 195,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Class A Over-Allotment Warrants"), (vii) 195,000 Units subject to the over-allotment options (the "Over-Allotment Units"), (viii) 195,000 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the "Over-Allotment Warrant Stock"), (ix) (A) 130,000 shares of Common Stock (the "Underwriters' Stock"), and (B) 130,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Underwriters' Warrants") which may be acquired upon exercise of an option granted to the underwriter named in the Registration Statement, and (x) 130,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (the "Underwriters' Warrant Stock").

         In that connection , we have examined the Certificate of Incorporation, and the amendment thereto, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, Class A Warrants, Class A Warrant Stock, Over-Allotment Stock, Class A Over-Allotment Warrants, Over-Allotment Warrant Stock,


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Worldwide Entertainment & Sports Corp.
October 10, 1996
Page 2

Underwriters'  Warrants,   Underwriters'  Stock,   Underwriters'  Warrants,  the
Underwriters' Warrant Stock, Units and Over-Allotment Units respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Common Stock, the Class A Warrant Stock, Over-Allotment Stock, Over-Allotment Warrant Stock, Underwriters' Stock and Underwriters' Warrant Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         3. The Units, Over-Allotment Units, Class A Warrants, Class A Over-Allotment Warrants, and Underwriters' Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                            Very truly yours,

                                            PARKER DURYEE ROSOFF & HAFT

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